EXHIBIT 10.20

PINNACLE ENTERTAINMENT, INC.

DIRECTOR HEALTH AND MEDICAL INSURANCE PLAN

Effective January 1, 2011

1.	Purposes of the Plan. The purposes of this Plan are to attract and retain qualified individuals to serve as members of the Company’s Board of Directors and to provide them and their Dependents with health and medical insurance coverage as additional incentive for such service.
2.	Definitions. For the purposes of this Plan, the following terms will have the following meanings:

(a) “Board” means the Board of Directors of the Company.

(b) “Change of Control” means

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (i), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary; or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (b)(iii)(A); (iii)(B) and (iii)(C);

(ii) Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c) “COBRA Coverage” means group health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and which is codified at Section 4980B of the Code and Sections 601 through 608 of ERISA or other coverage provided by the Company under similar terms and conditions.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(e) “Company” means Pinnacle Entertainment, Inc., a Delaware corporation, and any successor as provided in Section 7(a).

(f) “Covered Period” means the period during which Plan benefits will be provided to a Plan Participant, consisting of-

(i) the period of a Director’s active service on the Board; and

(ii) in the case of an Existing Director and his or her Dependents, the specified period following the earlier of the date of Termination of the Existing Director or the date of a Change in Control:

(A) as to the Existing Director-

(1) who has attained age 70 or older on the date of such event, five years;

(2) who has not yet attained age 70 on the date of such event, one year for every two years that the Director served on the Board, up to a maximum of five years of Plan coverage;

(B) as to a Spouse of the Existing Director, the Existing Director’s Covered Period or, in the event of the Existing Director’s death, the period that would have been calculated for the Existing Director had he or she survived, in either case ending on the last day of such period, or if earlier, the date on which (1) the Spouse’s divorce from the Existing Director is final, or (2) the Spouse remarries following the death of the Existing Director; and

(C) as to a Dependent Child of the Existing Director, the Existing Director’s Covered Period or, in the event of the Existing Director’s death, the period that would have been calculated for the Existing Director had he or she survived, in either case ending on the last day of such period, or if earlier, the date on which such child no longer qualifies as a Dependent Child.

(g) “Dependent Child” or “Dependent Children” means a child or children of the Director who has or have been born prior to or during the time Director is actively serving as a Director; provided, however, that such child or children shall cease to be a Dependent Child or Dependent Children on the date on which they reach their twenty-sixth birthday, or in the case of a child who is physically or mentally disabled, the date on which such child is no longer eligible for coverage as a dependent under the applicable Insurance Plan, if later.

(h) “Dependent” means the Spouse and one or more Dependent Children of a Director.

(i) “Director” means a member or former member of the Board who served on the Board on or after January 1, 2011, including an Existing Director as well as an individual who becomes a member of the Board after January 1, 2011.

(j) “Existing Director” means a member or former member of the Board who was actively serving on the Board as of January 1, 2011.

(k) “Eligible Medical Expenses” means copayments, coinsurance and deductibles.

(l) “General Health Plan” means the Company’s health and medical insurance plan (whether comprised of one or more component plans) that is generally applicable to its employees, as such plans may be amended from time to time.

(m) “Insurance Plans” means the health and medical insurance plans of the Company, including the General Health Plan (whether or not under insurance policies) in effect from time to time covering its employees during the Covered Period, including any successor plan; provided, however, that if at any time during the Covered Period, the Company does not have any such plans, it shall secure, at the Company’s expense, health and medical insurance coverage for Plan Participants from an insurance carrier rated A or higher providing health and medical coverage in the aggregate no less favorable than that provided as of the date the Plan Participants become entitled to medical and health insurance coverage hereunder.

(n) “Plan” means this Director Health and Medical Insurance Plan, as it may be amended from time to time.

(o) “Plan Participant” means each Director and each Dependent during his or her Covered Period.

(p) “Section 409A” means section 409A of the Code and the regulations and guidance promulgated thereunder.

(q) “Spouse” means and shall be limited to the Director’s spouse during the Director’s active service and at the date of the Director’s Termination.

(r) “Termination” means the date on which a Director no longer serves on the Board for any reason, including but not limited to death, retirement, or resignation or removal from the Board, or is not nominated for re-election for any reason. In each instance, Termination shall satisfy the meaning of “separation from service” under Section 409A.

3.	Plan Coverage.

a. During Active Service. During a Director’s active service on the Board, the Director and his or her Dependents shall participate in the Insurance Plans, under the terms and conditions of the Insurance Plans, and also receive the reimbursement benefits described in Section 4.

b. Following Termination.

i. Beginning on the date of Termination, a Director and his or her Dependents shall have the right to elect COBRA Coverage under the Insurance Plans at their own cost for the available period of COBRA Coverage.

ii. During an Existing Director’s Covered Period following Termination, the Existing Director and his or her Dependents shall participate in the Insurance Plans, under the terms and conditions of the Insurance Plans, and receive the reimbursement benefits described in Section 4. Such coverage shall be coordinated with the COBRA Coverage period pursuant to Section 5.

c. Following a Change of Control.

i. Following a Change of Control, a Director and his or her Dependents shall have the right to elect COBRA Coverage under the Insurance Plans at their own cost for the available period of COBRA Coverage.

ii. During an Existing Director’s Covered Period following a Change in Control, the Existing Director and his or her Dependents shall-

A. participate in the Insurance Plans, under the terms and conditions of the Insurance Plans, provided, however that the Company shall use its best efforts to cause such coverage to be provided under insurance policies written by third party insurance carriers that is in the aggregate no less favorable than the coverage provided as of the date the Existing Director and his or her Dependents become entitled to coverage under the Plan, and that the Company shall provide copies of such policies to such Plan Participants; and

B. receive the reimbursement benefits described in Section 4.

4.	Reimbursement Benefits.

a. Reimbursement of Certain Eligible Medical Expenses. Each calendar year, the Company shall reimburse, or pay service providers on behalf of, each Director all Eligible Medical Expenses incurred for out-of-network services received by any Plan Participant during the Covered Period; provided however, that each Director shall be responsible for the first $5,000 of Eligible Medical Expenses incurred in the aggregate for the Director and his or her Dependents each calendar year.

b. Timing of Reimbursement. The payment or reimbursement by the Company of any reimbursable Eligible Medical Expense shall be made by December 31 of the calendar year following the calendar year in which such Eligible Medical Expense was incurred.

c. Terms of Reimbursement. Any amount reimbursed in one taxable year shall not affect the expenses eligible for reimbursement in any other taxable year. The right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. The cost of Plan benefits shall be borne by the Company and paid with general assets of the Company. Except as provided herein, Plan Participants shall be responsible for all taxes, including any imputed income taxes, related to coverage under the Plan and any Insurance Plan.

d. Indemnification. If for any reason the Company shall fail to maintain any Insurance Plan while this Plan exists, the Company shall indemnify and hold Plan Participants harmless from all cost, loss, liability or expense that is caused by such failure and would otherwise be covered by an Insurance Plan. Any payment or reimbursement of benefits under the Insurance Plans, or paid by the Company by way of indemnification for failure to maintain any Insurance Plan, that is taxable to a Plan Participant shall be made by December 31 of the calendar year following the calendar year in which the Plan Participant incurred the expense.

5.	Concurrent with COBRA Coverage. COBRA Coverage shall run concurrently with coverage under the Plan following Termination. The provision of Plan benefits for any period of time following a Director’s Termination shall not extend the period for which the Director and/or his or her Dependents are eligible for COBRA Coverage. At the end of the Covered Period, each Plan Participant shall be eligible to purchase COBRA Coverage at the full rate for the COBRA Coverage period, if any, that remains following the termination of Plan coverage; provided that all required premiums are timely paid. It shall be the responsibility of qualified beneficiaries to keep the monthly premium payments current to ensure COBRA Coverage does not lapse.
6.	Insurance Offset. If at any time during the Covered Period a Plan Participant is insured under other health or medical plans or under Medicare, then the Insurance Plans shall provide supplemental coverage to the extent permitted by law to the extent that such other plans do not provide full coverage for any given claim. The Plan Participant shall notify the Company’s human resources office upon request of his or her coverage under any such other plans or Medicare but, except as provided herein shall have no obligation to seek any such coverage. If eligible for Medicare coverage, a Plan Participant shall enroll in Medicare and remain enrolled through the Covered Period.
7.	Miscellaneous.

a. Successors and Assigns. This Plan will be binding upon and inure to the benefit of the parties and, in the case of the Company, its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the Company’s obligations under the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, but such successor’s obligation to do so shall not be dependent on such express assumption. “Company” means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this agreement by operation of law or otherwise.

b. Governing Law/Jurisdiction. This Plan and the rights and obligations of the Company and the Plan Participants shall be governed by and construed in accordance with the laws of the State of Delaware in all respects, including all matters of construction, validity and performance, without regard to the conflict of law rules of such state.

c. Modification and Waiver. No provisions of this Plan will be amended, waived or modified except by an instrument in writing and no such amendment, waiver or modification shall adversely affect any rights of Plan Participants to health and medical insurance coverage as provided for herein.

d. Attorneys’ Fees. Any dispute, controversy or claim arising out of this Plan or the rights and obligations of the Company and any Plan Participant shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitrators may be entered into any court having jurisdiction. If any arbitration is instituted to remedy, prevent or obtain relief from a default in the performance by the Company or a Plan Participant of its obligations under this Plan, or to recover damages from a breach of a representation or warranty, the prevailing party will recover all of such party’s attorneys’ fees incurred in each and every such arbitration, including any and all appeals or petitions therefrom. As used in this section, attorneys’ fees means the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and will not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.

e. Claims Procedure. The claims procedure for benefits under this Plan shall be the Claims Procedure under the applicable Insurance Plan.

f. Required Delay For Certain Deferred Compensation and Section 409A. In the event that any compensation with respect to the Director’s Termination is “deferred compensation” within the meaning of Section 409A, the stock of the Company or any affiliate is publicly traded on an established securities market or otherwise, and the Director is determined to be a “specified employee,” as defined in Code Section 409A(a)(2)(B)(i), payment of such compensation shall be delayed as required by Section 409A. Such delay shall last six months from the date of the Director’s Termination, except in the even of the Director’s death. Within 30 days following the end of such six-month period, or, if earlier, the Director’s death, the Company will make a catch-up payment to the Director equal to the total amount of such payments that would have been made during the six-month period but for this Section 7(f). Wherever payments under this Plan are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A.

g. Notices. Any notice, request, demand, instruction or other communication to be given to the Company or a Plan Participant shall be in writing and shall be hand delivered or sent by Federal Express or comparable overnight courier or mail service, or mailed by U.S. or certified mail, return receipt requested, postage prepaid, to such person at the most current address in the Company’s records.

h. Third Party Beneficiaries. Each Plan Participant is an express beneficiary hereunder and may enforce his or her rights under the Plan. The Company shall provide each Director and each Plan Participant notice of his or her participation in the Plan, but such participation shall not be dependent upon such notification.

i. Taxation. The Company makes no commitment or guarantee that any amounts paid to or for the benefit of a Plan Participant will be excludable from gross income for federal or state income tax purposes. Notwithstanding any provision to the contrary, all taxes associated with any amounts paid to or for the benefit of a Plan Participant under the Plan shall be borne by the Plan Participant.

j. Effective Date. The Effective Date of the Plan, as amended and restated and set forth herein, shall be January 1, 2011.